As filed with the Securities and Exchange Commission on March 26,1999
                                                       Registration No. ________

      =====================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    --------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    --------

                               DIME BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                             11-3197414
        (State or Other Jurisdiction of                          (I.R.S. Employer
        Incorporation or Organization)                           Identification No.)

        589 Fifth Avenue, New York, New York                     10017
        (Address of Principal Executive Offices)          (Zip Code)

                     DIME BANCORP, INC. PRIDE SHARES PROGRAM
                            (Full Title of the Plan)

                              JAMES E. KELLY, ESQ.
                                 General Counsel
                   589 Fifth Avenue, New York, New York 10017
                     (Name and Address of Agent for Service)

                                 (212) 326-6170
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of                                                 Proposed
Securities        Amount          Proposed               Maximum                Amount of
to be             to be           Maximum Offering       Aggregate Offering     Registration
Registered        Registered      Price per Share*       Price*                 Fee
--------------------------------------------------------------------------------------------
Common Stock,
par value $0.01
per share           975,000        $23.5938                $23,003,955.00         $6,395.10
---------------------------------------------------------------------------------------------

* In accordance with Rule 457(c) and (h), the Maximum Aggregate Offering Price and Registration Fee have been computed as follows: (a) the price per share of the Common Stock of Dime Bancorp, Inc. (the "Company") has been based on the average of the high and low prices for the Common Stock of the Company as reported on the New York Stock Exchange on March 23, 1999, and (b) using such price per share, the aggregate amount of the Offering Price was then calculated on the basis of the aggregate amount of shares of Common Stock of the Company issuable in connection with the Dime Bancorp, Inc. Pride Shares Program.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Registration Statement also covers the shares of Common Stock previously registered under Registration Statement No. 333-26777.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



        The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference:

               (i) The Company's Registration Statement on Form 8-A as filed with the Commission on January 10, 1995, which includes a description of the Common Stock;

               (ii) The Company's Registration Statement on Form S-8 No. 333-26777 as filed with the Commission on May 9, 1997;

               (iii) The Company's Annual Report on Form 10-K and Amended Annual Report on Form 10-K/A-1 for the year ended December 31, 1997;

               (iv) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

               (v) The Company's Current Reports on Form 8-K as filed with the Commission on December 16, 1998, January 21, 1999 and January 28, 1999.


               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment which indicates that all stock offered has been sold or which deregisters all stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of their filing. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 26th day of March, 1999.

                                        DIME BANCORP, INC.
                                        (Registrant)


                                        By: /s/ Lawrence J. Toal
                                           ---------------------------------
                                           Lawrence J. Toal
                                           Chief Executive Officer, President
                                           and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of March 26, 1999. In addition, the undersigned hereby constitute and appoint Lawrence J. Toal and James E. Kelly, or either of them acting alone, each with the full power of substitution and resubstitution, as his or her respective true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-8 relating to the Dime Bancorp, Inc. Pride Shares Program (the "Registration Statement"), and any and all amendments to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement, as fully to all intents and purposes as he or she might or could do in person, and do hereby ratify and confirm all that such attorney-in-fact and agent, or their respective substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.


                  Signature                                   Title
                                             Chief Executive Officer, President, Chief
              /s/ Lawrence J. Toal           Operating Officer and Chairman of the
              -------------------------      Board (Principal Executive Officer)
              Lawrence J. Toal

              /s/ Derrick D. Cephas          A Director
              -------------------------
              Derrick D. Cephas

              /s/ Frederick C. Chen          A Director
              -------------------------
              Frederick C. Chen

              /s/ J. Barclay Collins II      A Director
              -------------------------
              J. Barclay Collins II

              /s/ Richard W. Dalrymple       A Director
              -------------------------
              Richard W. Dalrymple

              /s/James F. Fulton             A Director
              -------------------------
              James F. Fulton

              /s/ James M. Large, Jr.        A Director
              -------------------------
              James M. Large, Jr.

              /s/ Virginia M. Kopp           A Director
              -------------------------
              Virginia M. Kopp

              /s/ Fred B. Koons              A Director
              -------------------------
              Fred B. Koons

              /s/ John Morning               A Director
              -------------------------
              John Morning

              /s/ Margaret Osmer-McQuade     A Director
              -------------------------
              Margaret Osmer-McQuade

              /s/ Sally Hernandez-Pinero     A Director
              -------------------------
              Sally Hernandez-Pinero

              /s/ Dr. Paul A. Qualben        A Director
              -------------------------
              Dr. Paul A. Qualben

              /s/ Eugene G. Schulz, Jr.      A Director
              -------------------------
              Eugene G. Schulz, Jr.

              /s/ Howard Smith               A Director
              -------------------------
              Howard Smith

              /s/ Dr. Norman R. Smith        A Director
              -------------------------
              Dr. Norman R. Smith

              /s/ Ira T. Wender              A Director
              -------------------------
              Ira T. Wender

              /s/ Anthony R. Burriesci       Chief Financial Officer
              -------------------------
              Anthony R. Burriesci

              /s/ John F. Kennedy            Controller
              -------------------------
              John F. Kennedy

EXHIBIT INDEX



                                                                                  Sequentially
                                                                                      Numbered
Exhibit No.                                                                               Page
-----------                                                                       ------------

5.1     Opinion of counsel regarding the Legality of the
        Common Stock Being Registered by the Company.......................                  5

23.1    Consent of Counsel
        (included in the Opinion of Counsel)...............................                  5

23.2    Consent of KPMG LLP................................................                  7

24.1    Power of Attorney
        (included in the Signature Page of this
        Registration Statement)
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